Exhibit 10.2

Execution Version

SIXTH AMENDMENT TO LOAN AGREEMENT

DATED as of November 4, 2025

AMONG: DIRTT ENVIRONMENTAL SOLUTIONS LTD., and DIRTT ENVIRONMENTAL SOLUTIONS, INC., as Borrowers

AND: ROYAL BANK OF CANADA, as Lender

PREAMBLE

WHEREAS the Borrowers and the Lender entered into that certain Loan Agreement dated as of February 12, 2021 (as amended pursuant to a First Amendment and Consent dated November 15, 2021, the Second Amendment to Loan Agreement dated February 9, 2023, the Third Amendment and Consent to Loan Agreement dated February 9, 2024, the Fourth Amendment to Loan Agreement dated February 12, 2025, the Fifth Amendment to Loan Agreement dated February 20, 2025, and as may be further amended, restated, supplemented, revised, replaced or otherwise modified from time to time, the “Existing Loan Agreement”);

AND WHEREAS the Borrowers and the Lender have agreed to extend the Stated Expiry Date of the Loan Agreement by one year to November 30, 2026 and to amend certain other provisions of the Loan Agreement, but, in each case, only to the extent and subject to the limitations set forth in this Amendment (this “Amendment” and, together with the Existing Loan Agreement, the “Loan Agreement”) and without prejudice to the Lender’s other rights;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

ARTICLE I –
INTERPRETATION
1.1
All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
ARTICLE II –
AMENDMENTS TO THE Loan AGREEMENT
2.1
The Transaction Summary following the index page of the Loan Agreement is hereby amended by deleting the reference to “November 30, 2025” and replacing it with “November 30, 2026”.
2.2
Schedule A of the Loan Agreement (Definitions) is hereby amended by deleting the defined term “Stated Expiry Date” in its entirety and replacing it with the following:

““Stated Expiry Date” shall mean, unless extended to a later date in the sole, unfettered discretion of Lender following a written request by Borrower (and subject to an extension fee), November 30, 2026.”

2.3
Section 7.1 is hereby amended by deleting the word “or” at the end of Section 7.1(l), replacing the period at the end of Section 7.1(m) with “; or”, and adding the following Section 7.1(n):

“(n) as of January 31, 2026, the convertible unsecured subordinated debentures of the Canadian Borrower in a principal amount of $40,250,000 issued pursuant to a first supplemental indenture dated as of January 25, 2021 have not been (i) paid in full, or (ii) refinanced on terms and conditions satisfactory to the Lender in its sole discretion.”

2.4
As of the Effective Date, Schedules 3.7, 3.12, 3.13, 3.16 and 6.1 are hereby amended and restated in their entirety in the form attached hereto.
ARTICLE III –
CONDITIONS TO EFFECTIVENESS
3.1
This Amendment shall become effective upon the Borrowers delivering to the Lender each of the following (such date being referred to herein as the “Effective Date”):
(a)
an executed copy of this Amendment by PDF copy transmitted via e-mail or telecopier;
(b)
copies of PPSA, UCC, and as applicable, Register of Personal and Movable Real Rights of Quebec, Bank Act, insolvency, executions, litigation, or other jurisdictional searches, as applicable, or other evidence satisfactory to Lender, listing all effective registrations, financing statements and recordations which name the Credit Parties (under present name, any previous name or any trade or doing business name) as debtor and together with copies of such other recordings, registrations and financing statements;
(c)
acknowledgment copies of proper financing change statements and notices of recording under the PPSA, the applicable UCC and Civil Code of Quebec, as applicable, duly filed in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender’s Lien on the Collateral in which a security interest may be perfected by filing a financing statement or a notice of recording, as applicable, pursuant to the PPSA, the UCC or the Civil Code of Quebec, as applicable;
(d)
certified copies of all the constating documents, by-laws and resolutions of the directors (or partners, members or shareholders as required by Lender) authorizing the Loan Documents, and certificates of incumbency, for Borrowers and each other Credit Party;
(e)
certificate of good standing (or other similar instruments) in respect of each of the Credit Parties;
(f)
opinions of counsel to each of the Credit Parties (including opinions relating to enforceability, the Lender’s security in each relevant jurisdiction and such other matters as the Lender reasonably considers necessary in its discretion) with respect to this Amendment and each Loan Document in form and substance satisfactory to Lender; and
(g)
the Borrowers paying to the Lender an amendment fee equal to $15,000; which fee shall be non-refundable and fully earned and paid upon the execution of this Agreement and which fee may be charged as a Revolving Credit Advance and be added to and form part of a Loan.
ARTICLE IV –
representations and warranties
4.1
Each Borrower represents and warrants to the Lender that the following statements are true, correct and complete:
(a)
Authorization, Validity, and Enforceability of this Amendment. Each Borrower has the corporate power and authority to execute and deliver this Amendment. Each Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders if necessary) to authorize the execution and delivery of this Amendment. This Amendment has been duly executed and delivered by the Borrowers and this Amendment constitutes the legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with their respective terms without defence, compensation, setoff or counterclaim. Each Credit Party’s execution and delivery of this Amendment does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien upon the property of the Borrowers by reason of the terms of (a) any contract, mortgage, hypothec, lien, lease, agreement, indenture, or instrument to which any of the Borrowers is a party or which is binding on any of them, (b) any requirement of law applicable to the Borrowers, or (c) the certificate or articles of incorporation or amalgamation or bylaws of the Borrowers.
(b)
Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Borrowers or any Subsidiaries of this Amendment except for such as have been obtained or made and filings required in order to perfect and render enforceable the Lender's security interests.
(c)
Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in the Loan Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
(d)
Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default.
(e)
Security. All security delivered to or for the benefit of the Lender pursuant to the Loan Agreement and the other Loan Documents remains in full force and effect and secures all Obligations of the Borrowers under the Loan Agreement and the other Loan Documents to which they are a party.
ARTICLE V –
miscellaneous
5.1
Each Borrower (i) reaffirms its Obligations under the Loan Agreement and the other Loan Documents to which it is a party, and (ii) agrees that the Loan Agreement and the other Loan Documents to which it is a party remain in full force and effect, except as amended hereby, and are hereby ratified and confirmed.
5.2
The execution, delivery and performance of this Amendment shall not, except as expressly provided for herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other document.
5.3
Each Borrower acknowledges and agrees that it has read and is fully informed and satisfied with all the terms and conditions of this Amendment and has had the opportunity to obtain independent legal advice in connection therewith.
5.4
This Amendment shall be governed by, and construed in accordance with, the internal laws of the Province of Alberta and the federal laws of Canada applicable therein without regard to the principles of conflict of laws.

5.5
This Amendment and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Amendment and such other Loan Document. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment or any other Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Transaction Acts (British Columbia), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Lender may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

[The next pages are the signature pages]

DATED as of the date first stated above.

Lender:	ROYAL BANK OF CANADA, by its attorneys,
	Per:	/s/ Vanja Tubin
Name: Vanja Tubin
Title: Vice President, Corporate Client Group - Asset Based Lending

	Per:	/s/ Jordan Falkenberg
Name: Jordan Falkenberg
Title: Vice-President, Corporate Client Group - Finance

Signature Page to Sixth Amendment

Borrower:	DIRTT ENVIRONMENTAL SOLUTIONS LTD.
	Per:	/s/ Fareeha Khan
Name: Fareeha Khan
Title: Chief Financial Officer

Borrower:	DIRTT ENVIRONMENTAL SOLUTIONS, INC.
	Per:	/s/ Fareeha Khan
Name: Fareeha Khan
Title: Chief Financial Officer

Signature Page to Sixth Amendment